Exhibit (e)(1)(i)

FORM OF DISTRIBUTION AGREEMENT

CLASS IB SHARES

AXA DISTRIBUTORS, LLC

FORM OF DISTRIBUTION AGREEMENT, dated as of March 25, 2019, by and between EQ Advisors Trust (the “Trust”) and AXA Distributors, LLC (“AXA Distributors”).

W I T N E S S E T H:

WHEREAS, the Trust is a Delaware business trust whose shareholders are and will be separate accounts in unit investment trust form (“Eligible Separate Accounts”) of insurance companies (“Participating Insurance Companies”); and

WHEREAS, such Participating Insurance Companies issue, among other products, variable insurance and annuity products (“Variable Products”) whose net premiums, contributions or other consideration may be allocated to Eligible Separate Accounts for investment in the Trust; and

WHEREAS, the Trust’s Class IB shares will not be sold except in connection with such Variable Products or directly to tax-qualified pension and retirement plans (“Qualified Plans”) outside the separate account context; and

WHEREAS, the Trust has adopted a Distribution Plan with respect to its Class IB shares pursuant to Rule 12b-1 under the Investment Company Act of 1940, as amended (“Investment Company Act”); and

WHEREAS, the Trust desires that AXA Distributors undertake marketing activities with respect to the Class IB shares of the Trust’s constituent series or investment portfolios (“Portfolios”) and to compensate AXA Distributors for services rendered and expenses borne in connection therewith; and

WHEREAS, the Trust is registered as an open-end management investment company under the Investment Company Act; and

WHEREAS, the Investment Company Act prohibits any principal underwriter for a registered open-end management investment company from offering for sale, selling, or delivering after sale any security of which such investment company is the issuer, except pursuant to a written contract with such investment company, and AXA Distributors will be a distributor for sale of the Class IB shares issued by the Trust; and

WHEREAS, AXA Distributors is registered as a broker-dealer under the Securities Exchange Act of 1934, as amended, (“Securities Exchange Act”), and is a member of the National Association of Securities Dealers, Inc. (“NASD”).

NOW THEREFORE, the Trust and AXA Distributors agree as follows:

Section 1. The Trust has adopted a form of Participation Agreement, which was approved by the Board of Trustees of the Trust. This Agreement shall be subject to the provisions of the form of Participation Agreement, the terms of which are incorporated herein by reference, made a part hereof and controlling. The form of Participation Agreement may be amended or superseded, without prior notice, and this Distribution Agreement shall be deemed amended to the extent the form of Participation Agreement is amended or superseded. AXA Distributors represents and warrants that it will act in a manner consistent with the form of Participation Agreement as it is currently set forth and as it may be amended or superseded, so long as AXA Distributors serves as the principal underwriter of the Class IA shares and Class IB shares of the Trust (collectively, the “Shares”).

Section 2. AXA Distributors on behalf of the Trust is hereby authorized, from time to time, to enter into separate written agreements (“Sales Agreements” or, individually, a “Sales Agreement”), on terms and conditions not inconsistent with this Distribution Agreement, with Participating Insurance Companies that have Eligible Separate Accounts and that agree to participate in the distribution of the Trust’s Class IB shares, directly or through their affiliated broker-dealers, by means of the distribution of Variable Products and to use their best efforts to solicit applications for Variable Products. AXA Distributors may not enter into any Sales Agreement with any Participating Insurance Company that is more favorable than that maintained with any other Participating Insurance Company and Eligible Separate Account, except that not all Portfolios of the Trust need be made available for investment by all Participating Insurance Companies, Eligible Separate Accounts or Variable Products. The Board of Trustees of the Trust may, in its sole discretion, determine that certain Portfolios and classes of shares of the Trust shall be available only to certain types of Variable Products or to a single Participating Insurance Company and its affiliates.

Section 3. Such Participating Insurance Companies and their agents or representatives soliciting applications for Variable Products shall be duly and appropriately licensed, registered or otherwise qualified for the sale of Variable Products under any applicable insurance laws and any applicable securities laws of one or more states or other jurisdictions in which Variable Products may be lawfully sold. Each such Participating Insurance Company shall, when required by law, be both registered as a broker-dealer under the Securities Exchange Act and a member of the NASD. Each such Participating Insurance Company shall agree to comply with all laws and regulations, whether federal or state, and whether relating to insurance, securities or other general areas, including but not limited to the recordkeeping and sales supervision requirements of such laws and regulations.

Section 4. The Trust’s shares are divided into series or Portfolios, each representing a different portfolio of investments. Each Portfolio is further divided into Class IA and Class IB shares. The Trust’s Portfolios and any restrictions on availability for Class IB shares relating thereto are set forth in Schedule A hereto, which may be amended from time to time.

Purchases and redemptions of the Trust’s Class IB shares of each Portfolio shall be at the net asset value therefor, computed as set forth in the most recent relevant Prospectus and Statement of Additional Information relating to the Trust’s Class IB shares contained in its Registration Statement on Form N-1A or any amendments thereto (respectively, “Trust Prospectus” and “SAI”), and any supplements thereto and shall be submitted by the Participating Insurance Company to the Trust’s transfer agent pursuant to procedures and in accordance with payment provisions adopted by AXA Distributors and the Trust from time to time. The Trust’s Class IB shares may not be sold or transferred, except to an Eligible Separate Account or Qualified Plan, without the prior approval of the Trust’s Board of Trustees.

Section 5. As compensation to AXA Distributors for services rendered and expenses borne as a distributor hereunder, each Portfolio shall pay AXA Distributors a monthly fee (payable on or before the fifth (5th) business day of the following month) at a rate equal to

0.25% per annum of the average daily net assets of the Portfolio attributable to Class IB shares with respect to which AXA Distributors provides services and/or assumes expenses under the Class IB Distribution Plan. AXA Distributors may, but need not, pay or charge Participating Insurance Companies pursuant to Sales Agreements, as described in Section 2 hereof.

Section 6. The Trust represents to AXA Distributors that the Trust Prospectus and SAI, as of their respective effective dates, contain (or will contain) all statements and information which are required to be stated therein by the Securities Act of 1933, as amended (“Securities Act”), and in all respects conform to the requirements thereof, and neither the Trust Prospectus nor the SAI include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the foregoing representations shall not apply to information contained in or omitted from the Trust Prospectus and SAI in reliance upon, and in conformity with, written information furnished by AXA Distributors specifically for use in the preparation thereof.

In this connection, AXA Distributors acknowledges that the day-to-day operations of the Trust, including without limitation, investment management, securities brokerage allocation, cash control, accounting, recordkeeping and other administrative, marketing and regulatory compliance functions, are carried on and may in the future be carried on by The Equitable Life Assurance Society of the United States (“Equitable”), affiliates of Equitable, and other parties unaffiliated with Equitable on behalf of the Trust (collectively, the “Preparing Parties”), under various agreements and arrangements, and that such activities in large measure provide the basis upon which statements and information are included or omitted from the Trust Prospectus and SAI. AXA Distributors further acknowledges that because of the foregoing arrangements, the preparation of the Trust Prospectus and SAI is substantially in the control of the Preparing Parties, subject to the broad supervisory authority and responsibility of the Trust’s Board of Trustees, and that, essentially, the only Trust Prospectus or SAI information not independently known to, or prepared by, the Preparing Parties is personal information as to each Trustee’s full name, age, background, business experience and other personal information that may require disclosures under securities laws and for which the Preparing Parties necessarily must rely on each such Trustee to produce.

Section 7. The Trust will periodically prepare Prospectuses (and, if applicable, SAI’s) and any supplements thereto, proxy materials and semi-annual reports (collectively, the “Documents”) and shall, in accordance with the form of Participation Agreement, provide sufficient copies of such Documents or shall make camera ready copy available to AXA Distributors for reproduction by AXA Distributors or the Participating Insurance Companies. To the extent that the foregoing Documents are with respect to Class IB shares, the cost of preparing, printing, mailing and otherwise distributing such Documents will be at the expense of such Class IB shares with respect to prospective owners of Variable Products. In addition, with respect to Documents provided to existing owners of Variable Products, the cost of preparing, printing, mailing and otherwise distributing such Documents shall be borne by the Trust. The Trust will use its best efforts to provide notice to AXA Distributors of anticipated filings or supplements. AXA Distributors or the Participating Insurance Companies may alter the form of some or all of the Documents, with the prior approval of the Trust’s officers and legal counsel. Any preparation costs associated with altering the form of the Documents will be borne by AXA Distributors or the Participating Insurance Companies, not the Trust.

Section 8. AXA Distributors and officers of the Trust may, from time to time, authorize descriptions of the Trust for use in sales literature or advertising by the Participating Insurance Companies (including brochures, letters, illustrations and other similar materials, whether transmitted directly to potential applicants or published in print or audio-visual media), which authorization will not be unreasonably withheld or delayed.

Section 9. AXA Distributors shall furnish to the Trust, at least quarterly, reports as to the sales of the Trust’s Class IB shares made pursuant to this Distribution Agreement. These reports may be combined with any similar report prepared by AXA Distributors or any of the Preparing Parties.

Section 10. AXA Distributors shall submit to all regulatory and administrative bodies having jurisdiction over the operations of AXA Distributors, the Trust, or any Participating Insurance Company, present or future, any information, reports or other material which any such body by reason of Distribution Agreement may request or require as authorized by applicable laws or regulations.

Section 11. This Distribution Agreement shall be subject to the provisions of the Investment Company Act, the Securities Exchange Act and the 1933 Act and the rules, regulations, and rulings thereunder and of the NASD, from time to time in effect, including such exemptions and no-action positions as the Securities and Exchange Commission or its staff may grant, and the terms hereof shall be interpreted and construed in accordance therewith. Without limiting the generality of the foregoing, (a) the term “assigned” shall not include any transaction exempted from section 15(b)(2) of the Investment Company Act and (b) the vote of the persons having voting rights in respect of the Trust referred to in Section 12 shall be the affirmative votes of the lesser of (i) the holders of more than 50% of all votes in respect of Class IB shares entitled to be cast in respect of the Trust or (ii) the holders of at least 67% of the votes in respect of Class IB shares which are present at a meeting of such persons if the holders of more than 50% of all votes in respect of Class IB shares entitled to be cast in respect of the Trust are present or represented by proxy at such meeting, in either case voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees.

Section 12. This Distribution Agreement shall continue in effect only so long as such continuance is specifically approved at least annually by a majority of the Trustees of the Trust who are not interested persons of the Trust or AXA Distributors and who have no direct or indirect financial interest in the distribution plan pursuant to which this Agreement has been authorized (or any agreement thereunder) (the “Independent Trustees”) by (a) persons having voting rights in respect of the Trust, by the vote stated in Section 11, voted in accordance with the provisions contained in the form of Participation Agreement or any policies on conflicts adopted by the Board of Trustees, or (b) the Board of Trustees of the Trust. This Distribution Agreement may be terminated at any time, without penalty, by a majority of the Independent Trustees or by persons having voting rights in respect of the Trust by the vote stated in Section 11.

Section 13. This Distribution Agreement shall terminate automatically if it shall be assigned.

Section 14. The Trust shall indemnify and hold harmless AXA Distributors from any and all losses, claims, damages or liabilities (or actions in respect thereof) to which AXA Distributors may be subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or result from negligent, improper, fraudulent or unauthorized acts or omissions by the Trust or its officers, trustees, agents or representatives, other than acts or omissions caused directly or indirectly by AXA Distributors.

AXA Distributors will indemnify and hold harmless the Trust, its officers, trustees, agents and representatives against any losses, claims, damages or liabilities, to which the Trust its officers, trustees, agents and representatives may become subject, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of any material fact contained in the Trust Prospectus and/or SAI or any supplements thereto; (ii) the omission or alleged omission to state any material fact required to be stated in the Trust Prospectus and/or SAI or any supplements thereto or necessary to make the statements therein not misleading; or (iii) other misconduct or negligence of AXA Distributors in its capacity as a principal underwriter of the Trust’s Class IB shares and will reimburse the Trust, its officers, Trustees, agents and representatives for any legal or other expenses reasonably incurred by any of them in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that AXA Distributors shall not be liable in any such instance to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Trust Prospectus and/or SAI or any supplement in good faith reliance upon and in conformity with written information furnished by the Preparing Parties specifically for use in the preparation of the Trust Prospectus and/or SAI.

Section 15. A copy of the Agreement and Declaration of Trust of the Trust is on file with the Secretary of State of Delaware and notice is given hereby that this Agreement is executed on behalf of the Trustees of the Trust as trustees and not individually, and that the obligations of or arising out of this Agreement are not binding upon any of the Trustees or shareholders individually but are binding only upon the assets and property of each Portfolio.

IN WITNESS WHEREOF, the parties hereto have caused this Distribution Agreement to be duly executed as of the day and year first above written.

EQ ADVISORS TRUST

By:
Name:	Kenneth Kozlowski
Title:	Senior Vice President and Chief Investment Officer

AXA DISTRIBUTORS, LLC

By:
Name:	Kevin Kennedy
Title:	President

SCHEDULE A

CLASS IB SHARES

1290 VT Convertible Securities Portfolio

1290 VT DoubleLine Dynamic Allocation Portfolio

1290 VT DoubleLine Opportunistic Bond Portfolio

1290 VT Energy Portfolio

1290 VT Equity Income Portfolio

1290 VT GAMCO Mergers & Acquisitions Portfolio

1290 VT GAMCO Small Company Value Portfolio

1290 VT High Yield Bond Portfolio

1290 VT Low Volatility Global Equity Portfolio

1290 VT Micro Cap Portfolio

1290 VT Moderate Growth Allocation Portfolio

1290 VT Multi-Alternative Strategies Portfolio

1290 VT Natural Resources Portfolio

1290 VT Real Estate Portfolio

1290 VT Small Cap Value Portfolio

1290 VT SmartBeta Equity Portfolio

1290 VT Socially Responsible Portfolio

All Asset Growth-Alt 20 Portfolio

ATM International Managed Volatility Portfolio

ATM Large Cap Managed Volatility Portfolio

ATM Mid Cap Managed Volatility Portfolio

ATM Small Cap Managed Volatility Portfolio

AXA 2000 Managed Volatility Portfolio

AXA 400 Managed Volatility Portfolio

AXA 500 Managed Volatility Portfolio

AXA Aggressive Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Conservative Strategy Portfolio

AXA Global Equity Managed Volatility Portfolio

AXA Growth Strategy Portfolio

AXA International Core Managed Volatility Portfolio

AXA International Managed Volatility Portfolio

AXA International Value Managed Volatility Portfolio

AXA Large Cap Core Managed Volatility Portfolio

AXA Large Cap Growth Managed Volatility Portfolio

AXA Large Cap Value Managed Volatility Portfolio

AXA Mid Cap Value Managed Volatility Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Ultra Conservative Strategy Portfolio

AXA/AB Dynamic Aggressive Growth Portfolio

AXA/AB Dynamic Growth Portfolio

AXA/AB Dynamic Moderate Growth Portfolio

AXA/AB Short Duration Government Bond Portfolio

AXA/AB Small Cap Growth Portfolio

AXA/ClearBridge Large Cap Growth Portfolio

AXA/Franklin Balanced Managed Volatility Portfolio

AXA/Franklin Small Cap Value Managed Volatility Portfolio

AXA/Franklin Templeton Allocation Managed Volatility Portfolio

AXA/Janus Enterprise Portfolio

AXA/Loomis Sayles Growth Portfolio

AXA/Morgan Stanley Small Cap Growth Portfolio

AXA/Templeton Global Equity Managed Volatility Portfolio

EQ/American Century Mid Cap Value Portfolio

EQ/American Century Moderate Growth Allocation Portfolio

EQ/AXA Investment Managers Moderate Allocation Portfolio

EQ/BlackRock Basic Value Equity Portfolio

EQ/Capital Guardian Research Portfolio

EQ/ClearBridge Select Equity Managed Volatility Portfolio

EQ/Common Stock Index Portfolio

EQ/Core Bond Index Portfolio

EQ/Emerging Markets Equity PLUS Portfolio

EQ/Equity 500 Index Portfolio

EQ/Fidelity Institutional AM® Large Cap Portfolio

EQ/First Trust Moderate Growth Allocation Portfolio

EQ/Franklin Rising Dividends Portfolio

EQ/Franklin Strategic Income Portfolio

EQ/Global Bond PLUS Portfolio

EQ/Goldman Sachs Growth Allocation Portfolio

EQ/Goldman Sachs Mid Cap Value Portfolio

EQ/Goldman Sachs Moderate Allocation Portfolio

EQ/Intermediate Government Bond Portfolio

EQ/International Equity Index Portfolio

EQ/Invesco Comstock Portfolio

EQ/Invesco Global Real Estate Portfolio

EQ/Invesco International Growth Portfolio

EQ/Invesco Moderate Allocation Portfolio

EQ/Invesco Moderate Growth Allocation Portfolio

EQ/Ivy Energy Portfolio

EQ/Ivy Mid Cap Growth Portfolio

EQ/Ivy Science & Technology Portfolio

EQ/JPMorgan Growth Allocation Portfolio

EQ/JPMorgan Value Opportunities Portfolio

EQ/Large Cap Growth Index Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Lazard Emerging Markets Equity Portfolio

EQ/Legg Mason Growth Allocation Portfolio

EQ/Legg Mason Moderate Allocation Portfolio

EQ/MFS International Growth Portfolio

EQ/MFS International Value Portfolio

EQ/MFS Technology Portfolio

EQ/MFS Utilities Series Portfolio

EQ/Mid Cap Index Portfolio

EQ/Money Market Portfolio

EQ/Oppenheimer Global Portfolio

EQ/PIMCO Global Real Return Portfolio

EQ/PIMCO Real Return Portfolio

EQ/PIMCO Total Return Portfolio

EQ/PIMCO Ultra Short Bond Portfolio

EQ/Quality Bond PLUS Portfolio

EQ/Small Company Index Portfolio

EQ/T. Rowe Price Growth Stock Portfolio

EQ/T. Rowe Price Health Sciences Portfolio

EQ/UBS Growth and Income Portfolio

Multimanager Aggressive Equity Portfolio

Multimanager Core Bond Portfolio

Multimanager Mid Cap Growth Portfolio

Multimanager Mid Cap Value Portfolio

Multimanager Technology Portfolio